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                                                                   Exhibit 10.63

                            THIRD AMENDMENT TO THE
                       AMGEN RETIREMENT AND SAVINGS PLAN
              AS AMENDED AND RESTATED EFFECTIVE OCTOBER 23, 2000

     The Amgen Retirement and Savings Plan as Amended and Restated Effective October 23, 2000, (the "Plan") is hereby amended as follows:

1. Section 2.20 shall be amended and restated in its entirety to read as follows:

     "Employee"  means an individual who (a) on the Payroll of a member of the
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     Affiliated Group or (b) is a "leased employee" with respect to a member of the Affiliated Group. "Employee" shall not include a nonresident alien who receives no earned income (within the meaning of Section 911(b) of the Code) from a member of the Affiliated Group that constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code).

     The term "leased employee" means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with section 414(n)(6) of the Internal Revenue Code) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer. A leased employee shall not be considered an employee of the recipient if: (i) such employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under section 125, section 402(e)(3), section 402(h)(1)(B) or section 403(b) of the Code, (2) immediate participation, and (3) full and immediate vesting; and (ii) leased employees do not constitute more than 20 percent of the recipient's nonhighly compensated work force.

2. Section 5.2 shall be amended and restated in its entirety to read as follows:

     Nonelective Contributions.  Subject to the limitations Section 5.6 and
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     Articles 13-16, each Participating Company may, in its discretion, make
     Nonelective Contributions in an amount determined by the Participating Company. Such Nonelective Contributions shall be allocated to each Participant in the ratio that such Participant's compensation bears to the compensation of all Participants. The Company, in its sole discretion, may determine that the allocation of part or all of the Nonelective Contribution for a Plan Year shall be limited to the Nonelective Contribution Accounts of Participants who remain Eligible Employees on the last day of the relevant Plan Year. The Company may limit the

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     amount of Compensation that is taken into account for purposes of allocating Nonelective Contributions, and it may determine that allocations of Nonelective Contributions shall be limited to a specified group of Eligible Employees; provided, however, that the Nonelective Contribution formula(s) shall not discriminate in favor of Highly Compensated Employees. For purposes of allocating such Nonelective Contributions for any Plan Year or other allocation period based on an Employee's Compensation, only Compensation attributable to periods in such Plan Year or other allocation period during which such Employee was an Eligible Employee shall be taken into account. Nonelective Contributions shall be paid to the Trustee as soon as reasonably practicable following the close of the pay period to which it relates and shall be allocated to the Accounts of Participants as provided in Section 6.6.

     Nonelective Contributions may include a core contribution equal to a specified percentage of Compensation to be made by the Company for each payroll period during the Plan Year.


3. Section 13.3 shall be amended and restated in its entirety to read as follows:

     Allocation of Excess Contributions to Highly Compensated Employees. Any
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     Excess Contributions for a Plan Year shall be allocated to Highly
     Compensated Employees by use of a leveling process, whereby the amount of Aggregate 401(k) Contributions of the Highly Compensated Employee with the highest amount of Aggregate 401(k) Contributions is reduced to the extent required to (a) eliminate all Excess Contributions or (b) cause such Highly Compensated Employee's amount of Aggregate 401(k) Contributions to equal the amount of Aggregate 401(k) Contributions of the Highly Compensated Employee with the next highest amount of Aggregate 401(k) Contributions. The leveling process shall be repeated until all Excess Contributions for the Plan Year are allocated to Highly Compensated Employees. Notwithstanding the foregoing, for Plan Years beginning after December 31, 1996, any determination of Excess Contributions of a Highly Compensated Employee shall be made on the basis of the Highly Compensated Employee's actual deferral ratio in accordance with Code Section 401(k)(8)(C) and the Regulations promulgated thereunder.


4. Section 13.4 shall be amended and restated in its entirety to read as follows:

     Distribution of Excess Contributions.  Excess Contributions allocated to
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     Highly Compensated Employees for the Plan Year pursuant to Section 13.3, together with any income or loss allocable to such Excess Contributions, shall be distributed to such Highly Compensated Employees not later than two-and-one-half months following the close of such Plan Year, if possible, and in any event no later than 12 months following the close of such Plan Year. Any Participant Elected Contributions distributed pursuant to this
     Section 13.4 shall not be included in the Participant Elected Contributions to which a Matching Contribution under Section 5.1 or a Qualified Matching Contribution under Section 5.4 of the Plan attaches. Notwithstanding the foregoing, for Plan Years beginning after December 31, 1996, any distribution of Excess Contributions for a Plan Year to Highly Compensated Eligible Employees shall be made on the basis of the dollar

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     amount of Participant Elected Contributions made by, or on behalf of, each such Highly Compensated Eligible Employee in accordance with Code Section 401(k)(8)(C).

5. Section 13.7(f) shall be amended and restated in its entirety to read as follows:

     Income (and loss) allocable to Excess Contributions for the Plan Year shall be determined pursuant to the provisions for allocating income (and loss) to a Participant's Accounts under Section 6.10 of the Plan.
     Notwithstanding the foregoing, such income and loss shall be calculated including the period between the end of the Plan Year and the date on which the Excess Contributions are distributed. The income and loss allocable to the Excess Contributions shall bear the same proportion to the total income and loss allocable to a Participant's Account as the Excess Contributions bear to the Participant's Account.

6. Section 13.9(e)(5) shall be amended and restated in its entirety to read as follows:

     Any of the definitions of Section 414(s) Compensation set forth in Subsections (1), (2), (3) and (4) above, modified to include the following:
     (a) any elective contributions made by a member of the Affiliated Group on behalf of the Employee that are not includable in gross income under
     Section 125, 132(f)(4), 402(e)(3), 402(h) or 403(b) of the Code; (b)
     compensation deferred under an eligible deferred compensation plan within the meaning of Section 457(b) of the Code; and (c) employee contributions described in Section 414(h)(2) of the Code that are picked up by the employing unit and thus are treated as employer contributions; or


7. Section 14.2 shall be amended and restated in its entirety to read as follows:

     Allocation of Excess Aggregate Contributions to Highly Compensated
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     Employees.  Any Excess Aggregate Contributions for a Plan Year shall be
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     allocated to Highly Compensated Employees by use of a leveling process, whereby the Aggregate 401(m) Contributions of the Highly Compensated Employee with the highest amount of Aggregate 401(m) Contributions is reduced to the extent required to (a) eliminate all Excess Aggregate Contributions or (b) cause the amount of such Highly Compensated Employee's Aggregate 401(m) Contributions to equal the amount of Aggregate 401(m) Contributions of the Highly Compensated Employee with the next-highest amount of Aggregate 401(m) Contributions. The leveling process shall be repeated until all Excess Aggregate Contributions for the Plan Year are allocated to Highly Compensated Employees. Notwithstanding the foregoing, for Plan Years beginning after December 31, 1996, any determination of Excess Aggregate Contributions of a Highly Compensated Employee shall be made on the basis of the Highly Compensated Employee's actual deferral ratio in accordance with Code Section 401(k)(8)(C) and the Regulations promulgated thereunder.

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8.   Section 14.3 shall be amended and restated in its entirety to read as follows:

     Distribution of Excess Aggregate Contributions.  Excess Aggregate
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     Contributions allocated to Highly Compensated Employees for the Plan Year pursuant to Section 14.2, together with any income or loss allocable to such Excess Aggregate Contributions (calculated to include income and loss for the period between the end of the Plan Year and the date on which the Excess Aggregate Contributions are distributed), shall be distributed to such Highly Compensated Employees not later than two-and-one-half months following the close of such Plan Year, if possible, and in any event no later than 12 months following the close of such Plan Year, but only to the extent the Highly Compensated Employee has a nonforfeitable interest in the Excess Aggregate contributions. Excess Aggregate Contributions (for Participants who are Highly Compensated Employees), to the extent not vested, may be forfeited and allocated, after all other Forfeitures under the Plan, to other Participants (but in no event to any Highly Compensated Employee) in the proportion that such Participant's Participant Elected Contributions, if any, for that Plan Year bears to the total Participant Elected Contributions of all such Participants for the Plan Year. Any such amounts shall be included in the calculation of the Actual Contribution Percentage and in the calculation of the limits set forth in Article 16. The income and loss allocable to the Excess Aggregate Contributions shall bear the same proportion to the total income and loss allocable to a Participant's Accounts as the Excess Aggregate Contributions bear to the Participant's Accounts. Notwithstanding the foregoing, for Plan Years beginning after December 31, 1996, any distribution of Excess Aggregate Contributions for a Plan Year to Highly Compensated Eligible Employees shall be made on the basis of the dollar amount of Participant Elected Contributions made by, or on behalf of, each such Highly Compensated Eligible Employee in accordance with Code Section 401(k)(8)(C).


9.   Section 16.2 shall be deleted in its entirety.

10. Section 16.4 shall be amended and restated in its entirety to read as follow:

     Excess Company Contributions.  If the amount of the Company Contributions
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     allocated to a Participant for any Plan Year must be reduced to meet the limitation described in Section 16.1, then the amount of the reduction shall be applied to reduce the total amount that the Participating Companies otherwise would contribute for such year pursuant to Article 5 of the Plan. If the amount that the Participating Companies may contribute is thereby reduced to zero and if there are Company Contributions that still cannot be allocated to any Participant because of the limitation described in Section 16.1, then the excess shall be transferred to a suspense account. Any gains, income or losses attributable to the suspense account shall be allocated to such account. All amounts credited to the suspense account shall be applied to reduce the total amount that the Participating Companies otherwise would contribute to the Plan for the next Plan Year, and for succeeding Plan Years if necessary. Such amounts shall be allocated among Participants pursuant to Article 5 of the Plan until the suspense account is exhausted

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     (subject to this Article). No Participant Elected Contributions or Company
     Contributions shall be made as long as any amount remains in the suspense account. However, this method of addressing Excess Company Contributions will only be permitted in the event the excess Annual Additions result from the allocation of forfeitures or result from a reasonable error in determining the amount of elective deferrals under section 401(g)(3).

To record this Third Amendment to the Plan as set forth herein, the Company has caused its authorized officer to execute this document this 1st day of February,
                                                            ---        --------
2002.


                                   AMGEN INC.



                                   By:    /s/ Brian M. McNamee
                                      --------------------------------

                                   Title: Senior Vice President, Human Resources
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